AMENDMENT NO. 1
                                    TO
                 ASSET PURCHASE AND CONTRIBUTION AGREEMENT



     This Amendment No. 1 to Asset Purchase and Contribution
Agreement, dated as of November 27, 1995 ("Amendment No. 1"), is made by and between IndeNet, Inc., a Delaware corporation (the
"Buyer"), and Killer Barn, Inc., a California corporation formerly known as Channelmatic, Inc. (the "Seller").

                                WITNESSETH:

     WHEREAS, the Seller and the Buyer have entered into that Asset Purchase and Contribution Agreement, dated as of September
11, 1995 (the "Agreement"), pursuant to which the Seller has agreed to sell a portion of its assets to the Buyer; and

     WHEREAS, the Seller and the Buyer desire to amend certain provisions of the Agreement as hereinafter provided;

                                 AMENDMENT


     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

     1. Amendment to the Agreement. The Agreement is hereby amended as follows:

          (a) Section 2(e) of the Agreement is hereby amended in its entirety to read as follows:

               (e) Deliveries at Closing. At the Closing, the Seller shall deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below. At the Closing, the Buyer shall deliver to the
     Seller: (i) its promissory note (the "Buyer Note") in the form of Exhibit B attached hereto, in the aggregate principal amount of Five Million Six Hundred and Two Thousand Five Hundred U.S. Dollars ($5,602,500); (ii) the Buyer Shares; and (iii) the various certificates, instruments, and documents referred to in Section 6(b) below.

          (b) The following sentence is hereby added to the end of Section 8(b) of the Agreement:

     "In the event that, after the Closing Date, Buyer is unable to refinance, restructure or replace the Credit Facility, Buyer may, but is not required to, extend one or more loans to Newco on terms substantially the same as are available at such time to similar borrowers from third-party, institutional lenders. In connection with extending such a loan or loans to Newco, Buyer may require Newco to enter into loan documents, including security agreements pursuant to which Buyer obtains a first priority lien on the assets on Newco, similar to the form of documents that a third-party, institutional lender would require in connection with such a loan.

     The revised form of the Buyer Note referred to in the amended paragraph 2(e) above is attached to this Amendment as Attachment A.

          (c)  The term "Most Recent Balance Sheet" in the
Agreement shall mean the balance sheet of the Seller for the period ended October 31, 1995.

          (d) The term "Most Recent Financial Statements" in the Agreement shall mean the financial statements of the Seller for the period ending October 31, 1995. A copy of the financial statements for the period ended October 31, 1995 is attached hereto as Attachment B.

          (e)  The term "Most Recent Fiscal Month End" shall mean
October 31, 1995.

          (f) The Acquired Assets are subject to a UCC-1 filed in favor of Bank of Calfiornia on or about August 20, 1991, in connection with a previous line of credit extended to Seller. Seller represents and warrants that no amounts are owed to Bank of California which are secured by this UCC-1 and Seller will cooperate with Buyer in having the UCC-1 cancelled after Closing.

     2. Closing. The parties agree that the Closing shall take place at the offices of the Seller in Alpine, California commencing at 10:00 a.m. local time on November 27, 1995.

     3. Reference to Agreement. Unless the context requires otherwise, every reference in the Agreement to the term "this Agreement" shall be deemed to mean the Asset Purchase and Contribution Agreement, as amended by this Amendment No. 1 thereto.

     4. Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                 The "BUYER"

                                 INDENET, INC.
                                 a Delaware corporation


                                 By:  /s/ Robert W. Lautz, Jr.
                                 Title:  President



                                 The "SELLER"

                                 KILLER BARN, INC. (formerly
                                 Channelmatic, Inc.)
                                 a California corporation


                                 By:  /s/ William D. Killion
                                 Title:  President